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                                                                     Exhibit 4.5

                             UROHEALTH SYSTEMS, INC.

                        Warrants to Purchase Common Stock

                      WARRANT REGISTRATION RIGHTS AGREEMENT

                                                                  April 10, 1997



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                  UROHEALTH Systems, Inc. (the "Company"), a Delaware corporation, proposes to issue and sell to Bear, Stearns & Co. Inc. (the "Purchaser"), upon the terms set forth in a purchase agreement, dated April 3, 1997 (the "Purchase Agreement"), among the Purchaser and the Company and the Guarantors named therein, 110,000 units (the "Units") consisting of the Company's 12.5% Subordinated Notes due 2004 and warrants to purchase common stock, $.001 par value per share, of the Company (such warrants, the "Warrants"). As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchaser thereunder, the Company agrees with the Purchaser, (i) for the benefit of the Purchaser and (ii) for the benefit of the Holders (as defined below) from time to time of the Warrants and the common shares (the "Warrant Shares") of the Company initially issuable upon conversion of the Warrants (the Warrants, together with the Warrant Shares, the "Registrable Securities"), as follows:


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                  1. DEFINITIONS. Capitalized terms used herein without
definition shall have their respective meanings set forth in the Purchase Agreement, in respect of the Units. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Commission" means the United States Securities and Exchange Commission.

                  "DTC" means The Depository Trust Company.

                  "Effectiveness Period" (i) with respect to the Warrant Shelf Registration Statement (as defined), has the meaning set forth in Section 2(b) hereof and (ii) with respect to the Common Shelf Registration Statement (as defined), means the period from the effectiveness thereof through and including the earlier of (a) April 1, 2004 and (b) the date when, in the written opinion of counsel to the Company, all outstanding Warrant Shares held by Persons that are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) thereunder or any successor provision thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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                  "Holders" means the Persons with a beneficial interest in the
Warrants or Warrant Shares, as applicable.

                  "Majority Holders" means, with respect to the Warrants and the Warrant Shares, respectively, the Holders of a majority of the aggregate amount of outstanding Warrants or Warrant Shares, respectively.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

                  "Officer's Certificate" means a certificate signed by any one of the Chairman, any Vice Chairman, any Chief Executive Officer, any Senior Vice President or the Chief Financial Officer.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration" means a registration effected pursuant to
Section 2 hereof.


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                  "Shelf Registration Statement" means a shelf registration
statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Registrable Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

                  2. SHELF REGISTRATION. (a) The Company shall (i) within 60 days following the date of original issuance (the "Issue Date") of the Warrants, file with the Commission a Shelf Registration Statement (the "Warrant Shelf Registration Statement") relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders and set forth in the Warrant Shelf Registration Statement and, thereafter, (ii) use its best efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act within 150 days following the Issue Date; provided, however, that no Holder shall be entitled to have the Warrants held by it covered by the Warrant Shelf Registration unless such Holder is in compliance with Section 3(l) hereof. The Company shall be deemed not to have used its best efforts to cause the Warrant Shelf Registration Statement to be declared effective unless the Company determines in good faith that any actions taken to do so (i) would violate any applicable law to which it was then subject or (ii) would require the Company to disclose an otherwise confidential, material financing, acquisition, disposition or other corporate transaction and management


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shall have determined in good faith as evidenced by an Officers' Certificate that such disclosure is not in the best interest of the Company and its shareholders; provided, however, that no delay in such effectiveness pursuant to clause (i) or (ii) above may exceed 45 days.

                  (b) The Company shall use its best efforts (i) to keep the Warrant Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date the Warrant Shelf Registration Statement is declared effective or such shorter period that will terminate upon the earlier of (A) when all the Warrants covered by the Warrant Shelf Registration Statement have been sold pursuant to the Warrant Shelf Registration Statement or (B) when, in the written opinion of counsel to the Company, all outstanding Warrants held by persons that are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto (in any such case, such period being called the "Effectiveness Period") and (ii) after the effectiveness of the Warrant Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Warrants of such Holder and to identify such Holder as a selling securityholder.

                  (c) The Company shall (i) within 270 days following the Issue Date, file with the Commission a Shelf Registration Statement (the "Common Shelf Registration Statement") relating to the offer and sale of the Warrant Shares (including securities deemed registered pursuant to Rule 416 under the Securities Act) by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders and set forth in the Common Shelf Registration Statement and, thereafter, (ii) use its best efforts to cause the Common Shelf Registration Statement to be declared effective under the Securi-

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ties Act within 365 days following the Issue Date; provided, however, that no
Holder shall be entitled to have the Warrant Shares held by it covered by the Common Shelf Registration unless such Holder is in compliance with Section 3(l) hereof. The Company shall be deemed not to have used its best efforts to cause the Common Shelf Registration Statement to be declared effective unless the Company determines in good faith that any actions taken to do so (i) would violate any applicable law to which it was then subject or (ii) would require the Company to disclose an otherwise confidential, material financing, acquisition or other corporate transaction and management shall have determined in good faith as evidenced by an Officers' Certificate that such disclosure is not in the best interest of the Company and its shareholders; provided, however, that no delay in effectiveness pursuant to clause (i) or (ii) above may exceed 45 days. The Common Shelf Registration Statement and the Warrant Shelf Registration Statement may be one and the same registration statement to the extent allowed by law.

                  (d) The Company shall use its best efforts (i) to keep the Common Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders during the Effectiveness Period and (ii) after the effectiveness of the Common Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Warrant Shares of such Holder and to identify such Holder as a selling securityholder.

                  (e) During any consecutive 365-day period, the Company may suspend the effectiveness of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except for the period immediately prior to April 1, 2004) if the Board of Directors of the Company determines in the exercise of its reasonable judgment that


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there is a valid business purpose for such suspension and provides notice that such determination was made to the holders of the applicable Registrable Securities; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

                  3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) The Company shall furnish to the Purchaser, at least 3 business days' prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall each use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchaser reasonably may propose.

                  (b) The Company shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the


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statements, in the light of the circumstances under which they were made, not misleading.

                  (c) (1)       The Company shall advise the Holders and, if
requested by any Holder, confirm such advice in writing:

                       i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                       ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                  (2) The Company shall advise the Purchaser and the Holders and, if requested by the Purchaser or any such Holder, confirm such advice in writing of:

                       i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                       ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                       iii) the happening of any event that requires the making of any changes in any Shelf Registration Statement or Prospectus so that, as of such date, such Shelf Registration Statement and such Prospectus do not contain an untrue statement of a material fact and do not omit to state a material


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         fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                  (e) The Company shall furnish to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference).

                  (f) The Company shall, during any Effectiveness Period, deliver to each Holder of applicable Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except during the continuance of any event described in Section 3(c)(2)) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of applicable Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the applicable Effectiveness Period.


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                  (g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                  (h) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (i) Subject to Section 2(e), upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included


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therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

                  (j) If required, not later than the effective date of any Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities registered under such Shelf Registration Statement.

                  (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders or otherwise provide in accordance with
Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                  (l) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (m) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters


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reasonably agree, should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

                  (n) The Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 (or such other provisions and procedures reasonably acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

                  (o) The Company shall (i) make reasonably available for inspection upon two business days' notice by the Holders of Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant non-privileged financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant non-privileged information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential


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by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties; (iii) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Underwriting Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by Majority Holders and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the applicable Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) obtain "cold comfort" letters and updates


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thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in such Shelf Registration Statement or incorporated by reference), addressed to each such Holder of Registrable Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(h) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(o) shall be performed at each closing under any underwritten offering to the extent required thereunder.

                  (p) The Company will use its best efforts to cause the Warrant Shares issuable upon conversion of the Warrants to be quoted on the Nasdaq National Market, or any exchange upon which the Company's common stock is then listed, on or prior to effectiveness of any Shelf Registration Statement hereunder.

                  (q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer


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in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in Schedule
E) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities and to exercise usual standards of due diligence in respect thereto, (E) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in
Section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

                  (r) The Company will use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statements contemplated hereby.

                  4. REGISTRATION EXPENSES. Except as otherwise provided in
Section 6, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Company and reasonably acceptable to the Holders of a majority of the applicable Registrable Securities covered by the applicable Shelf Registration Statement to act as counsel therefor in connection therewith.

                  5. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify and hold harmless (i) the Purchaser, each Holder, each underwriter who participates in an underwritten offering at Registrable Securities, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of


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the Exchange Act) any such Person (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of such Person or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused primarily by (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Person furnished to the Company in writing by such Indemnified Person expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary prospectus if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Shelf Registration Statement any amendments or supplements thereto) was not


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sent or given by or on behalf of such Holder to the person asserting any such losses, liabilities, claims, damages or expenses who purchased Securities, if such is required by law at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Company shall notify the Warrant Agent promptly of the institution, threat or assertion of any claim, proceeding, action (including any governmental investigation) or litigation of which it or they shall have become aware in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

                  In connection with any Shelf Registration Statement in which a Holder is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Indemnified Person, but only with reference to information relating to such Indemnified Person furnished to the Company in writing by such Indemnified Person expressly for use in any shelf Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Indemnified Person pursuant to this paragraph shall in no event exceed the net proceeds received by such Indemnified Person from sales of Registrable Securities giving rise to such obligations.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person


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against whom such indemnity may be sought (the "indemnifying person") in writing, and the indemnifying person shall have the right to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying person and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying person failed to assume the defense within a reasonable time after the commencement of the action and employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying person or any affiliate of the indemnifying person and such indemnified party shall have been reasonably advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying person or such affiliate of the indemnifying person or (y) a conflict may exist between such indemnified party and the indemnifying person or such affiliate of the indemnifying person (in which case the indemnifying person shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local firm of attorneys) for all such indemnified parties, which firm shall be designated in writing by Indemnified Persons who sold a


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majority in aggregate principal amount of Registrable Securities sold by all such Indemnified Persons and any such separate firm for the Company its directors, its officers and such controlling persons of the Company shall be designated in writing by the Company. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first and second paragraphs of this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, or expenses referred to therein (other than by reason of the exceptions provided therein), then each indemnifying person under such paragraphs, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits of the indemnified party, on the one hand, and the indemnifying person(s), on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits re-ferred to in clause (i) above but also the relative fault of the indemnifying person(s) and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying person(s), on the one hand, and any indemnified parties, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying person(s), on the one hand, or by such indemnified parties, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if such indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall any Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from sales of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 5 will be in addition to any liability which the indemnifying persons may otherwise have to the indemnified parties referred to above. The indemnified parties' obligations to contribute pursuant to Section 5 are several in proportion to the respective principal amount of Registrable Securities sold by each of the indemnified parties hereunder and not joint.

                  6. UNDERWRITTEN OFFERING. The Majority Holders of
Registrable Securities covered by any Shelf Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such underwritten offerings. Notwithstanding the foregoing or the provisions of Section 3(l) hereof, upon receipt of a request from the

Managing Underwriter or a representative of Holders of a majority of the Registrable Securities outstanding to prepare and file an amendment or supplement to any Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

                  7.       MISCELLANEOUS.

                  (a) OTHER REGISTRATION RIGHTS. The Company may grant registration rights that would permit any Person that is a third party the right to piggyback on any Shelf Registration Statement, provided that if the Managing Underwriter, if any, of such offering delivers an opinion to the selling Holders that the total amount of securities which they and the holders of such piggyback rights intend to include in any Shelf Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities to be offered for the account of holders of such piggyback rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included.

                  (b) HOLDBACK AGREEMENT. Each Holder of Registrable Securities whose Registrable Securities are covered by a Shelf Registration Statement agrees, if requested by the Company or the managing underwriter or underwriters in an underwritten offering, not to effect any private or public sale or distribution (including a sale pursuant to Rule 144) of any of the Registrable Securities (or any securities convertible into or ex-changeable or exercisable for such securities) during the period beginning 10 days prior to, and ending 90 days after, the closing date of each such underwritten offering made pursuant to a registration statement covering the Company's convertible debentures outstanding on the date hereof and the shares of Common Stock issuable by the Company upon conversion thereof or pursuant to an underwritten offering in which the Company is selling shares of its Common Stock.

                  (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the written consent of each of the other parties hereto is obtained.

                  (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  1. if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(d);

                  2.       if to the Purchaser:

                           Bear, Stearns & Co., Inc.
                           245 Park Avenue
                           New York, New York 10167
                           Attention:  Legal Department
                           Fax: (212) 272-3613

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           300 South Grand Avenue

                           Los Angeles, California 90071
                           Attention:  Nick Saggese
                           Fax: (213) 687-5600

                  3.       if to the Company:

                           UROHEALTH Systems, Inc.
                           5 Civic Plaza
                           Suite 100
                           Newport Beach, California 92660
                           Attention:  Kevin Higgins
                           Fax:  (714) 668-5824

                  with a copy to:

                           Morrison & Foerster LLP
                           199900 MacArthur Blvd.
                           Irvine, California 92612
                           Attention:  Robert Mattson
                           Fax: (714) 251-0900

All such notices and communications shall be deemed to have been duly given when received.

                  The Purchaser or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) COUNTERPARTS. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

                  (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) SUBMISSION TO JURISDICTION. The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement may be instituted in any state or federal court in The City of New York, State of New York, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits it to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Nothing in this Section 7(i) shall affect the right of any party hereto or any Holder to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

                  (j) SECURITIES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified amount of any Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its Affiliates shall not be counted in determining whether consent or approval was given by the Holders of such required percentage.

                  (k) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into any agreement with respect to the Registrable Securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                        Very truly yours,

                                        UROHEALTH SYSTEMS, INC.



                                        By:  /s/ KEVIN M. HIGGINS
                                             -------------------------------
                                             Name:  Kevin M. Higgins
                                             Title: Senior Vice President


The foregoing Warrant Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.



BEAR, STEARNS & CO., INC.



By:  /s/ DONALD MULLEN
     -------------------------------
     Name:  Donald Mullen
     Title: Senior Managing Director